UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2016

AMERICAN NATIONAL BANKSHARES INC.
(Exact name of registrant as specified in its charter)

Virginia	0-12820	54-1284688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

628 Main Street, Danville, VA 24541
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 434-792-5111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2016, American National Bankshares Inc. (the “Company”), parent company of American National Bank and Trust Company (the “Bank”), announced that R. Helm Dobbins, Executive Vice President of the Company and Chief Credit Officer of the Bank, will retire on March 31, 2017. Mr. Dobbins has been an executive officer and the Chief Credit Officer of the Bank since June 2003, during which time he helped the Bank grow its loan portfolio from approximately $400 million to over $1 billion.

Edward C. Martin, age 43, Executive Vice President and Senior Credit Officer of the Bank, will assume the role of Chief Credit Officer of the Bank following Mr. Dobbins’s retirement on March 31, 2017. Prior to joining the Company in September 2016, Mr. Martin served as a Regional Credit Officer for Bank of North Carolina from July 2015 to September 2016 and, prior to that, as the Chief Credit Officer of Valley Bank from June 2007 until its merger with Bank of North Carolina in July 2015. He is a graduate of the University of Virginia McIntire School of Commerce and lives in Roanoke, Virginia.

Mr. Martin continues to be employed under an employment agreement entered into with the Bank on September 21, 2016 for an initial term that will expire on December 31, 2019. On January 1, 2019, Mr. Martin’s agreement begins to renew automatically on a daily basis so that the term of employment always has at least one year to run. The Bank may give Mr. Martin notice of nonrenewal of his agreement at any time on or after January 1, 2019, and the agreement will terminate one year thereafter, but not before completion of the initial three year term. His agreement will automatically terminate on the first day of the month immediately following the month in which he turns 70.

Pursuant to his employment agreement, Mr. Martin’s initial base salary is $225,000 per year. The agreement provides that his base salary will be reviewed annually and may be adjusted upward or downward, provided that his base salary will not be less than 225,000 during the term of his agreement. Mr. Martin received a cash signing bonus of $25,000 and a restricted stock award of $25,000 of common stock at the time he entered into the agreement. He will be entitled to participate in such short-term and/or long-term cash and equity incentive plans as the Bank may determine from time to time.

If the Bank terminates Mr. Martin’s employment for any reason other than for “Cause” or if he terminates his employment for “Good Reason” (each as defined in the agreement), the Bank will, subject to Mr. Martin’s execution and non-revocation of a general release of claims, make a lump sum payment in an amount equal to the product of (x) his “Final Monthly Compensation” (defined in the agreement as the sum of his base salary in effect at the date of termination and the annual bonus paid or payable for the most recently completed year, divided by 12) times (y) the number of months remaining between the date of termination and the expiration of the current employment term. The Bank will also make a lump sum payment in an amount equal to the product of (x) the amount of the monthly group insurance premiums contributed by the Bank for Mr. Martin’s health, dental and vision insurance coverage (exclusive of the amounts paid by him for such coverage) (the “COBRA Premium”) times (y) the number of months remaining between the date of termination and the expiration of the current employment term. Upon termination of his employment, Mr. Martin will be subject to certain noncompetition and nonsolicitation restrictions for one year.

Mr. Martin’s employment agreement includes a double-trigger severance structure in the event of a change in control. If a change in control of the Company occurs and his employment is terminated without Cause or for Good Reason within 24 months following the change in control, the following severance benefits will be paid: (i) the amount of any incentive or bonus compensation earned which has not been paid; (ii) a pro-rated bonus based on the prior year’s cash bonus amount; (iii) a lump sum payment equal to 2.0 times Mr. Martin’s “Final Compensation” (defined in the agreement as his base salary in effect at the date of termination plus the highest annual cash bonus paid or payable for the two most recently completed years); and (iv) a lump sum payment equal to the monthly COBRA Premium times 24 months.

Mr. Martin’s agreement provides that the severance payments and benefits to which he may be entitled in connection with a change in control will be reduced to the amount that does not trigger the golden parachute excise tax under Section 4999 of the Internal Revenue Code. No reduction, however, will be made and Mr. Martin will be responsible for all excise and other taxes if his after-tax position with no cutback exceeds his after-tax position with a cutback by at least 5%.

On December 23, 2016, the Company also announced that Ramsey K. Hamadi, age 47, Executive Vice President of the Company and the Bank, has been appointed Chief Administrative Officer of the Bank, effective on January 1, 2017. Prior to joining the Company in July 2016, Mr. Hamadi was the Senior Executive Vice President and Chief Financial Officer of NewBridge Bancorp and NewBridge Bank from March 2009 until they were acquired by Yadkin Financial Corporation in March 2016. He is a graduate of Maryville University and the University of Missouri-St. Louis.

Mr. Hamadi continues to be employed under an employment agreement entered into with the Company on June 24, 2016 for an initial term that began on August 1, 2016 and will expire on July 31, 2019. Mr. Hamadi’s employment agreement is substantially the same as Mr. Martin’s employment agreement, except that (i) Mr. Hamadi’s agreement is with the Company rather than the Bank, (ii) Mr. Hamadi’s agreement begins to renew automatically on a daily basis on August 1, 2018, (iii) Mr. Hamadi’s initial base salary is $232,000 under his agreement, and (iv) Mr. Hamadi did not receive a signing bonus or stock award upon entering into his agreement.

The foregoing descriptions of Mr. Martin’s employment agreement and Mr. Hamadi’s employment agreement are qualified in their entirety by reference to the employment agreements, copies of which are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

A copy of the press release announcing the above-described matters, among others, is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.    Description

10.1        Employment Agreement between American National Bank and Trust Company and Edward C. Martin.

10.2        Employment Agreement between American National Bankshares Inc. and
Ramsey K. Hamadi.

99.1        News Release.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2016                                                                          /s/ William W. Traynham
Executive Vice President and Chief Financial Officer